Filed pursuant to Rule 424(b)(3)
                                                    Registration No. 333-188364
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2013)

                         SYNERGY RESOURCES CORPORATION

      The Selling Shareholders section in the Company's Prospectus is amended as follows:

Selling Shareholders removed:
                                                    Shares Issuable Upon
      Name                                      Exercise of Series C Warrants

      David Morgan                                        25,000
      John J. Kopel & Laurie A. Kopel                      6,200
      Shane T. Peterson IRA                                5,000
      Katherine M. Peterson IRA                            5,000
      Rodney D. Cerny IRA, Delaware Charter
        Guarantee & Trust Co. as Custodian                35,000
      Kim J. Gloystein IRA, Delaware Charter
        Guarantee & Trust Co. as Custodian                 5,000
      Richard T. Huebner IRA                               1,800
      James W. Huebner IRA                                 4,000
      Kent J. Lund IRA                                    14,000
      Steven D. Plissey, IRA                              10,000
      Jack P. Herick                                      10,000
      Debra Herman                                       100,000
      Herman Enterprises, LLC                            150,000
      D&P Kelsall Family LLP                              25,000
      Steven Bathgate IRA                                 30,000
      Steven Bathgate IRA                                 25,000
      Margaret Bathgate                                   25,000
                                                         -------
                                                         476,000

Changes to existing Selling Shareholders:

                                      Shares Issuable                  Share      Percentage
                                       Upon Exercise    Shares to     Ownership    Ownership
 Name of Selling             Shares      of Series      be sold in     After        After
 Shareholder                 Owned      C Warrants     this Offering  Offering     Offering
--------------               -----    --------------   -------------  ---------   ----------

John P. Jenkins, IRA (1)                    2,500          2,500
   Delaware Charter
   Guarantee & Trust Co.,
   as Custodian
OTA LLC                        --       1,097,500       1,097,500         --           --
                                        ---------       ---------
                                        1,100,000       1,100,000


(1)   Assigned 10,000 Series C warrants to OTA, LLC and retained 2,500.






















                 The date of this prospectus supplement is May 1, 2014.